Exhibit 99.1

April 1, 2010

ETF Securities USA LLC
c/o ETF Securities
Ordnance House
31 Pier Road
St. Helier, Jersey JE48PW, Channel Islands
Attn: Chief Executive Officer

Dear Sir,

Effective immediately, I hereby resign from my positions as Vice President, Chief Financial Officer, Treasurer and Secretary of ETF Securities USA LLC.

Very truly yours,

/s/ Greg Burgess

Greg Burgess